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                                  EXHIBIT 10.24


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                             KOSAN BIOSCIENCES, INC.

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into by and between Kosan Biosciences, Inc., a California corporation (the "Company"), and Daniel V. Santi ("Executive"), as of November 1, 1998.

         WHEREAS, Executive is currently employed as a professor with the University of California at San Francisco ("UCSF") and works as a consultant for the Company pursuant to the terms of the Amended and Restated Consulting Agreement by and between Executive and the Company, dated March 29, 1996 (the Consulting Agreement );

         WHEREAS, Executive shall take a leave of absence from UCSF to become an employee of the Company;

         WHEREAS, as of the date Executive receives a leave of absence from UCSF, the Company desires to employ the Executive as the Chief Executive Officer and President of the Company, reporting to the Board of Directors of the Company (the "Board");

         WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement; and

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

         1.       DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) POSITION: EMPLOYMENT COMMENCEMENT DATE. As of the date Executive receives a leave of absence from UCSF that, at a minimum, exceeds nine
(9) months ("Leave of Absence"), the Executive shall be employed as the Chief Executive Officer and President of the Company reporting to the Board ("Commencement Date").

                  (b) OBLIGATIONS. Executive shall devote his full business efforts and time to the Company. As Chief Executive Officer and President of the Company, Executive shall have the duties and responsibilities customarily associated with such positions, including senior management powers and responsibilities for the Company's business and affairs. During the term of this Agreement, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration that creates an actual or potential conflict of interest with the Company without the prior approval of the Board; provided, however, that Executive may engage in activities that do not materially interfere with his duties and obligations under this Agreement or create an actual or potential conflict of interest with the Company for up to four hours per week. Executive shall report the nature and extent of such activities, if any, to the Board every six months.


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         2.       AT-WILL EMPLOYMENT. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Executive.

         3.       COMPENSATION, FRINGE BENEFITS AND STOCK OPTIONS.

                  (a) BASE SALARY. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $250,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be adjusted annually by a percentage equal to the percent change set forth in the U.S. Department of Labor and Bureau of Labor Statistics' Consumer Price Index for U.S. Cities. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

                  (b) DISCRETIONARY BONUS. The performance of Executive and the Company may be reviewed by the Board periodically, and, on that basis, the Board may, in its discretion, award the Executive a bonus. Any such bonus shall be subject to applicable withholding.

                  (c) EXECUTIVE BENEFITS. During his employment hereunder, Executive shall be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other key executives of the Company, including, without limitation, group health, disability, and life insurance benefits and participation in any Company profit-sharing, retirement or pension plan, and vacation consistent with the vacation policies of the Company.

                  (d) STOCK OPTION. As of the Commencement Date, Executive shall be granted a nonstatutory stock option which shall consist of 250,000 shares of the Company's then issued and outstanding shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Subject to the acceleration of vesting provisions in this Section 3 and Section 5 of this Agreement, the Option shall commence vesting on October 1, 1998, and shall vest and become exercisable as to 1/48th of the shares subject to the Option per month, so as to be fully vested on October 1, 2002, subject to Executive continuing to render services to the Company as President and Chief Executive Officer. The Option shall be in all respects subject to the terms, definitions and provisions of the Company's 1996 Stock Option Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), all of which documents are incorporated herein by reference.

                  Notwithstanding the above, Executive shall fully vest in and have the right to exercise the Option as to all of the shares subject to the Option, including shares as to which it would not otherwise be vested or exercisable, in the event that (i) the Company enters into a merger or other reorganization (as defined in Section 181 of the California Corporations Code) with or into another


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corporation or entity (except where California Corporations Code Section 1201(b)
does not require the approval of the outstanding shares of the Company with respect to such merger or other reorganization), (ii) the Company sells all or substantially all of its assets, (iii) a person or entity makes a tender or exchange offer for and acquires 50% or more of the issued and outstanding voting securities of the Company, or (iv) any person within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires more than 50% of the Company's issued and outstanding voting securities of the Company.

         4. EXPENSES. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

         5. CANCELLATION OF CONSULTING AGREEMENT. Upon the Commencement Date, Executive and Company agree to cancel and forego their rights, if any, under the Consulting Agreement.

         6.       SEVERANCE BENEFITS.

                  (a) TERMINATION WITHOUT CAUSE DURING LEAVE OF ABSENCE. If Executive's employment with the Company terminates other than voluntarily by the Executive or for "Cause" (as defined herein) at any time during Executive's Leave of Absence, then (i) Executive shall become a consultant of the Company and enter into an agreement with the Company containing the terms of the Consulting Agreement; provided, however, that Executive's compensation level shall equal that of Dr. Khosla, (ii) vesting of the Option will immediately cease and Executive shall have the right to exercise any vested portion of the Option for three (3) months following such termination, and (iii) Executive shall only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

                  (b) VOLUNTARY TERMINATION DURING LEAVE OF ABSENCE. If Executive's employment with the Company terminates voluntarily by the Executive at any time during Executive's Leave of Absence, then (i) Executive shall become a consultant of the Company and enter into an agreement with the Company containing the terms of the Consulting Agreement; provided, however, that Executive's compensation level shall equal that of Dr. Khosla, (ii) the vesting of the Option will immediately cease and Executive shall have thirty (30) days to exercise vested shares, if any, subject to the Option, and (iii) Executive shall only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

                  (c) TERMINATION WITHOUT CAUSE AFTER LEAVE OF ABSENCE. If Executive's employment with the Company terminates other than voluntarily by the Executive or for "Cause" (as defined herein) at any time after Executive's Leave of Absence, then (i) Executive shall be entitled to receive a lump sum severance payment (less applicable withholding taxes) in an amount equal to eighteen (18) months of his Base Salary, as then in effect; and (ii) an additional eighteen
(18) months of the shares subject to the Option shall vest as of the date of such termination and Executive have the right to exercise, for three (3) months following termination, the vested and exercisable shares subject to the Option.


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                  (d) VOLUNTARY TERMINATION AFTER LEAVE OF ABSENCE. If
Executive's employment with the Company terminates voluntarily by Executive at any time after the Leave of Absence, then Executive shall only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

                  (e) TERMINATION FOR CAUSE. If Executive's employment with the Company terminates for "Cause" (as defined herein) by the Company, then Executive shall only be eligible for severance benefits in accordance with the Company's established policies as then in effect. For this purpose, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of NOLO CONTENDERE to, a felony, (iii) Executive's gross misconduct, or
(iv) Executive's failure to perform his employment duties.

         7. ENFORCEMENT. In the event of any action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

         8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive following termination without cause. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) Of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

         9. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally, one (1) day after mailing via Federal Express overnight or a similar overnight delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:         Kosan Biosciences, Inc.
                                    1450 Rollins Road
                                    Burlingame, CA 94010

         If to Executive:           Daniel V. Santi
                                    at the last residential address known by the Company.


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         10.      SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         11. ENTIRE AGREEMENT. This Agreement, the Option Agreement and the Confidential Information and Invention Assignment Agreement dated November 1, 1998 represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

         12. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

         13. GOVERNING LAW. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

         14. EFFECTIVE DATE. This Agreement is effective immediately after it has been signed.

         15. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below

                                  KOSAN BIOSCIENCES, INC.

                                  By:  /s/ MICHAEL S. OSTRACH
                                     -------------------------------------------
                                  Name:    MICHAEL S. OSTRACH

                                  Title:   VP AND COO
                                        ----------------------------------------

                                  DANIEL V. SANTI

                                      /s/ DANIEL V. SANTI
                                  ----------------------------------------------
                                    Signature


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